Focused on Our Future 2Q 2022 Strategic & Financial Highlights Steven E. Strah, President and CEO K. Jon Taylor, SVP, CFO & Strategy

Forward-Looking Statements Forward-Looking Statements: This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into on July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation, and similar proceedings, particularly regarding HB 6 related matters, including risks associated with obtaining court approval of the settlement agreement in the derivative shareholder lawsuits; changes in national and regional economic conditions, including recession and inflationary pressure, affecting us and/or our customers and those vendors with which we do business; weather conditions, such as temperature variations and severe weather conditions, or other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity, cybersecurity, and climate change; the ability to accomplish or realize anticipated benefits from our FE Forward initiative and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our transmission and distribution investment plans, greenhouse gas reduction goals, controlling costs, improving our credit metrics, growing earnings, and strengthening our balance sheet; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our results of operations and related guidance, and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; the risks associated with cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; the extent and duration of the COVID-19 pandemic and the related impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories, supply chain disruptions, additional costs, workforce impacts and governmental and regulatory responses to the pandemic, such as the moratoriums on utility disconnections and workforce vaccination mandates imposed at varying points throughout the pandemic; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change, or energy efficiency and peak demand reduction mandates; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our Securities and Exchange Commission (“SEC”) filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s filings with the SEC, including, but not limited to, the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Strategic & Financial Highlights – Published July 26, 20222

Non-GAAP Financial Matters This presentation contains references to non-GAAP financial measures including, among others, Operating earnings (loss), Operating earnings (loss) per share (“EPS”), and Operating EPS by segment. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Operating earnings (loss), Operating EPS, and Operating EPS by segment are not calculated in accordance with GAAP to the extent they exclude the impact of “special items.” Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Management cannot estimate on a forward-looking basis the impact of these items in the context of long-term annual operating EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. Consequently, the Company is unable to reconcile long- term annual operating EPS growth projections to a GAAP measure without unreasonable effort. Basic (GAAP) EPS and Operating EPS and Basic (GAAP) EPS and Operating EPS for each segment are calculated by dividing Operating earnings (loss), which excludes special items as discussed above, for the periods presented by 545 million shares for the full year 2021, 544 million for the second quarter and first six months 2021, and 571 million shares for the second quarter, first sixth months and full year 2022. Furthermore, pro forma earnings per share are also a non-GAAP financial measure and adjust the operating earnings (loss) per share for the three and six months ended June 30, 2021 for certain accounting policy changes, rate credits and equity financing transactions that took effect or began to impact in 2022, which management believes provides for a more consistent and comparable measure of performance of its businesses period-over-period. Management uses non-GAAP financial measures such as Operating earnings (loss), and Operating EPS to evaluate the Company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating EPS by segment to further evaluate the Company’s performance by segment and references this non-GAAP financial measure in its decision-making. Management believes that the non-GAAP financial measures of Operating earnings (loss), Operating EPS, Operating EPS by segment, and pro forma earnings per share, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the Company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the Company’s peer group. All of these non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FE has provided, where possible without unreasonable effort, quantitative reconciliations within this presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Strategic & Financial Highlights – Published July 26, 20223

Executing On Our Plan

Steve Strah, President and CEO



Focus for Today's Call:

- Customer-focused, sustainable growth
- Market volatility and impact on pension
- Strong financial & operating results

Core Values

- Continue to amplify our core values throughout FirstEnergy
  - Launched new employee campaign to focus on each core value
  - CEO listening sessions

Reported 2Q22 GAAP EPS of $0.33 and Operating (non-GAAP) EPS of $0.53

Updating 2022 GAAP EPS forecast to $2.17-$2.37
Reaffirming 2022 Operating (non-GAAP) EPS guidance of $2.30-$2.50
Reaffirming 2022 Cash From Operations guidance of $2.6B-$3.0B

Reaffirming long-term annual Operating EPS growth rate of 6%-8%

Accelerating FFO/Debt target of ~13% to 2023 (from 2024); targeted metrics in the mid-teens thereafter

4 Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

Energizing the Future ■ Transmission continues to be one of the focal points of our strategy ■ Our Energizing the Future program has a relentless focus on reliability improvements for our customers ■ Building on this success within ATSI and across our territory as we continue expanding this program Strategic Updates Regulated Transmission Strategic & Financial Highlights – Published July 26, 20225 FET Minority Interest Sale Completed in May 2022 ■ Proceeds have been deployed to strengthen our balance sheet and fund our regulated capital investments ■ By paying down $2.5B long-term debt in 2022, we are driving meaningful progress and are ahead of our original plan to improve the credit profile of the company ATSI Improvements since 2014 ❖ 53% reduction in interruptions to customers caused by transmission outages ❖ 49% decrease in transmission line outages ❖ 88% improvement in the performance of our protection systems

Strategic Updates Ohio Grid Modernization Strategic & Financial Highlights – Published July 26, 2022 Pilot Programs ■ Providing managed electric vehicle charging incentive programs ■ Installing a battery storage system designed to support increased EV charging load along the Ohio Turnpike ■ Installing automated devices in neighborhoods prone to animal- or tree-related outages in OE & TE ■ On July 15th, filed Ohio Grid Mod II with the PUCO – Building off our Grid Mod I program, which includes 700,000 smart meters, distribution automation and volt var optimization on ~200 circuits ■ Four-year, $626M plan includes expanded investments in smart grid technologies to help reduce the frequency and duration of power outages, additional smart meter deployment, along with other investments and pilot programs designed to provide enhanced customer benefits Investments ■ Distribution automation on ~240 distribution circuits ■ Voltage regulating equipment on ~220 circuits ■ 700,000 additional smart meters and associated technology Benefits ■ Estimated benefits-to-cost ratio of 1.4; ~$280M in net benefits (NPV basis) ■ Enhance service reliability by minimizing the number of outage customers and outage time ■ Energy savings by managing voltage levels on the distribution grid ■ Opportunities for customers to better manage their energy consumption and lower their bills by leveraging smart meters 6

Other Regulatory Updates Strategic & Financial Highlights – Published July 26, 2022 NJ Light-Duty EV Driven Charging Program ■ In June, NJ BPU approved the settlement of our light-duty EV-driven program ■ Four-year, $40M program is designed to accelerate the adoption of light-duty EVs with incentives and rate structures that support the development of EV charging infrastructure throughout our JCP&L service territory ■ Costs will be deferred into a regulatory asset WV Utility-Scale Solar Generation ■ In April, WV PSC provided conditional approval of our plan to build 50 MW of utility-scale solar generation ■ Order requires MP and PE to subscribe at least 85% of the output before beginning construction ■ Making progress to meet 85% threshold and at that time will seek final approval, including surcharge approval, from the WV PSC ■ Expect the first solar generation site to be in- service by YE 2023 with the four other sites in- service by YE 2025 7 FirstEnergy remains committed to continuing our transformation and becoming an industry- leading utility that provides value to our investors, customers, employees and communities

Pension Update Jon Taylor, SVP, CFO and Strategy Strategic & Financial Highlights – Published July 26, 2022 ■ The impact of the pandemic, the war in Ukraine, and other macro-economic factors has resulted in extreme inflation and market volatility that we have not seen in 40+ years ■ We don’t believe this issue should impact the long-term value proposition of the company ■ YTD, despite the lower asset performance, higher interest rates have led to a net improvement in the funded status, but would result in a lower future pension benefit – Estimated earnings headwind of ~$0.30 per share beginning 2023, which reduces the non-cash benefit from the pension, from $0.40 to an estimated $0.10 per share benefit in 2023 ■ We believe the earnings impact associated with the pension will normalize over time, but recognize that this historic market environment presents an earnings challenge in the near term Pension YTD June YE 2021 Funded Status 84% 82% Discount Rate 4.79% 3.02% Actual Return on Assets -15% (YTD) 7.6% (Full year) 8 See Quarterly Support & Guidance section (slides 35 & 36)

Pension Update (Continued) Strategic & Financial Highlights – Published July 26, 2022 ■ We have identified specific steps to address the potential pension headwind – Transitioning more investments to formula rates with real-time returns, while working to lower base operating expenses – Accelerating future planned maintenance work into 2022, enabled by: – Successful completion of $1B tender of FE Corp notes – Higher-than-anticipated income from legacy, commodity-based investments – Continued focus on FE Forward program – Accelerating additional investments – Optimizing financing plan; includes delaying $1B of planned debt financings from 2023 to future years – Reducing corporate costs and our real estate footprint – Anticipating benefits from continued improvements in customer arrears ■ Exploring proposed changes to rate treatment for our pension to moderate impacts of market volatility between rate cases 9

Financial Updates

2022 Financial Commitments	
Operating (Non-GAAP) Earnings	$2.30-$2.50/sh
Cash From Operations guidance	$2.6-$3.0B
Investment plan	$3.3B
Annual dividend (subject to Board approval)	$1.56/sh
3Q22 GAAP & Operating (non-GAAP) Earnings: $0.70-$0.80/sh	

Note: Reconciliations between GAAP and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement and Quarterly Support sections of the Strategic & Financial Highlights

- Proud of the significant progress we've made to improve our balance sheet and strengthen the credit profile of FirstEnergy
  - Eliminated ~$2.4B in FE HoldCo debt in 1H 2022; ~$125M in annual interest costs savings
  - 26% FE Corp. HoldCo debt as a % of total Balance Sheet debt
    - Vs. 33% at YE 2021
- Based on our current forecast, we are tracking just under 12% FFO-to-debt in 2022 and plan to be at ~13% FFO-to-debt in 2023, a year ahead of our initial target
- On July 21, 2022, Fitch upgraded FE and FET to BBB-, and upgraded our utilities to a BBB rating, reflecting:
  - The successful completion of our equity transactions, use of those proceeds to pay down company debt, and the expected strengthening of our credit metrics
  - Our settlement to address key Ohio regulatory issues
  - Our meaningful improvements on governance matters

Premium valuations of our businesses in the private sector give us significant optionality to further improve the balance sheet and increase value for shareholders

10 Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

2Q 2022 Earnings Summary

- Reported 2Q 2022 GAAP earnings of $0.33 per share vs. $0.11 per share in 2Q21
  - 2Q 2022 results include $0.20 of special items, including debt related costs ($0.17), investigation and other related costs ($0.02) and FE Forward cost to achieve ($0.01)
- Reported 2Q 2022 Operating (non-GAAP) earnings of $0.53 per share vs. $0.59 per share in 2Q21 vs $0.47 per share for 2Q21 pro forma
- As discussed previously, results reflect several unique drivers to 2022, including accounting policy changes, Ohio rate credits, and the impact of equity financing transactions

Quarter-over-Quarter Operating EPS Summary


~13% Improvement
$0.59
RD: $0.51
RT: $0.22
Corp: ($0.14)
2Q21 Operating EPS
-$0.12
Acctg. Policy Changes ($0.05)
Ohio Rate Credits ($0.03)
Equity Transactions ($0.04)
Drivers unique to 2022
$0.47
RD: $0.41
RT: $0.20
Corp: ($0.14)
2021 Pro Forma EPS
$0.08
RD: +$0.02
RT: +$0.01
Corp: +$0.05
Investments
-$0.02
Total Weather-Adj. Sales +1.3%
Res -0.6%
Com +1.9%
Ind +2.4%
Customer Demand
-$0.05
RD: -$0.05
Higher expenses, consistent with guidance
O&M
$0.05
RT: +$0.01
Corp: +$0.04
Lower interest expense and discrete tax benefits
Other
$0.53
RD: $0.36
RT: $0.22
Corp: ($0.05)
2Q22 Operating EPS

Vs. 2Q Guidance
(Range: $0.46 - $0.56)

- ✓ Operating results exceed guidance midpoint
- ✓ Continued execution of our regulated growth strategy

Note: Reconciliations between GAAP and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement and Quarterly Support sections of the Strategic & Financial Highlights

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Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

YTD June 2022 Earnings Summary

- Reported YTD 2022 GAAP earnings of $0.83 per share vs. $0.72 per share in YTD 2021
  - YTD 2022 results include $0.29 of special items, including debt related costs ($0.23), investigation and other related costs ($0.03), regulatory charges ($0.01), strategic transaction charges ($0.01) and FE Forward cost to achieve ($0.01)
- Reported YTD 2022 Operating (non-GAAP) earnings of $1.12 per share vs. $1.28 per share in YTD 2021 vs $1.06 per share for YTD 2021 pro forma
- As discussed previously, results reflect several unique drivers to 2022, including accounting policy changes, Ohio rate credits, and the impact of equity financing transactions

Year-over-Year Operating EPS Summary



$1.28
RD: $1.12
RT: $0.42
Corp: ($0.26)
-$0.22
Acctg. Policy Changes ($0.10)
Ohio Rate Credits ($0.05)
Equity Transactions ($0.07)
$1.06
RD: $0.92
RT: $0.40
Corp: ($0.26)
~6% Improvement
$0.12
RD: +$0.02
RT: +$0.03
Corp: +$0.07
-$0.01
Total Weather-Adj Sales +1.3%
Res -1.1%
Com +3.3%
Ind +2.5%
-$0.07
RD: -$0.07
Higher expenses, consistent with guidance
$0.02
RD: -$0.02
RT: +$0.01
Corp: +$0.03
Primarily from lower interest expense and discrete tax benefits
$1.12
RD: $0.84
RT: $0.44
Corp: ($0.16)
YTD 2021 Operating EPS
Drivers unique to 2022
2021 Pro Forma EPS
Investments
Customer Demand
O&M
Other
YTD 2022 Operating EPS

Vs. 1Q+2Q Guidance
(Range: $1.01 - $1.21)

- ✓ Operating results exceed guidance midpoint
- ✓ Continued execution of our regulated growth strategy

Note: Reconciliations between GAAP and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement and Quarterly Support sections of the Strategic & Financial Highlights

FirstEnergy

12 Strategic & Financial Highlights – Published July 26, 2022

Earnings Supplement to the Financial Community Strategic & Financial Highlights – Published July 26, 2022 14. 2Q Earnings Summary and Reconciliation 15. 2Q Earnings Drivers by Segment 16. YTD Earnings Summary and Reconciliation 17. YTD Earnings Drivers by Segment 18. Special Items Descriptions 19. 2Q 2022 Earnings Results 20. 2Q 2021 Earnings Results 21. Quarter-over-Quarter Earnings Comparison 22. YTD 2022 Earnings Results 23. YTD 2021 Earnings Results 24. Year-over-Year Earnings Comparison TABLE OF CONTENTS (Slide) Irene M. Prezelj Vice President, IR & Communications prezelji@firstenergycorp.com 330.384.3859 Gina E. Caskey Director, IR & Corporate Responsibility caskeyg@firstenergycorp.com 330.761.4185 Jake M. Mackin Manager, IR mackinj@firstenergycorp.com 330.384.4829 13

Quarterly Summary

	2Q 2022	2Q 2021	Change
GAAP Earnings Per Basic Share	**$0.33**	**$0.11**	**$0.22**
Special Items	$0.20	$0.48	$(0.28)
Operating (Non-GAAP) Earnings Per Share	**$0.53**	**$0.59**	**$(0.06)**

Quarterly Reconciliation

EPS Variance Analysis (in millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
2Q 2021 Earnings (Loss) Attributable to FirstEnergy Corp. (GAAP)	**$274**	**$116**	**$(332)**	**$58**
2Q 2021 Basic Earnings (Loss) Per Share (avg. shares outstanding 544M)	**$0.51**	**$0.21**	**$(0.61)**	**$0.11**
Special Items - 2021				
Regulatory charges	—	0.01	—	0.01
State tax legislative changes	—	—	0.02	0.02
Investigation and other related costs	—	—	0.45	0.45
Total Special Items - 2Q 2021	—	0.01	0.47	0.48
2Q 2021 Operating Earnings (Loss) Per Share - Non-GAAP	**$0.51**	**$0.22**	**$(0.14)**	**$0.59**
Accounting policy changes	(0.05)	—	—	(0.05)
Ohio rate credits	(0.03)	—	—	(0.03)
Equity financing transactions	(0.02)	(0.02)	—	(0.04)
2021 Pro Forma EPS	$0.41	$0.20	$(0.14)	$0.47
Investments	0.02	0.01	0.05	0.08
Customer Demand	(0.02)	—	—	(0.02)
O&M	(0.05)	—	—	(0.05)
Other	—	0.01	0.04	0.05
2Q 2022 Operating Earnings (Loss) Per Share - Non-GAAP	**$0.36**	**$0.22**	**$(0.05)**	**$0.53**
Special Items - 2022				
Debt related costs	—	—	(0.17)	(0.17)
FE Forward cost to achieve	(0.01)	—	—	(0.01)
Investigation and other related costs	—	—	(0.02)	(0.02)
Total Special Items - 2Q 2022	(0.01)	—	(0.19)	(0.20)
2Q 2022 Basic Earnings (Loss) Per Share (avg. shares outstanding 571M)	**$0.35**	**$0.22**	**$(0.24)**	**$0.33**
2Q 2022 Earnings (Loss) Attributable to FirstEnergy Corp. (GAAP)	**$202**	**$123**	**$(138)**	**$187**

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the second quarter of 2022 and 2021.

Note: Refer to slide 3 for information on Non-GAAP Financial Matters.

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Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

Earnings Drivers: 2Q 2022 vs. 2Q 2021 Regulated Distribution (RD) ▪ Accounting policy changes ($0.05): Due to lower capitalization of vegetation management spend ($0.03) and corporate support costs ($0.02) ▪ Ohio rate credits ($0.03): Resulting from the 4Q21 unanimous settlement to provide FE's Ohio customers with a total of $80M in prospective rate reductions in 2022 ▪ Equity financing transactions ($0.02): Due to higher average shares outstanding (571M vs 544M in 2Q 2021) ▪ Investments +$0.02: Higher rider revenues from capital investment programs in Ohio, Pennsylvania, and New Jersey ▪ Customer Demand ($0.02): Lower weather-related usage due to unfavorable weather as compared to 2Q21 ($0.01) and the impact of weather-adjusted load ($0.01) (0.6)% 1.9% 2.4% 1.3% Residential Commercial* Industrial Total Q-o-Q Weather-Adjusted Distribution Deliveries Q-o-Q Actual Distribution Deliveries (1.6)% 1.5% 2.4% 0.7% Residential Commercial* Industrial Total ▪ O&M ($0.05): Primarily due to higher planned maintenance and inspection programs ($0.02), planned generation outage spend ($0.01), and other expenses ($0.02) ▪ Special Items: In 2Q22 and 2Q21, special items totaled $0.01 per share and $0.00 per share, respectively Regulated Transmission (RT) ▪ Equity financing transactions ($0.02): Due to higher average shares outstanding ($0.01) and FET minority interest sale, which closed on 5/31/2022 ($0.01) ▪ Investments +$0.01: Due to continued formula rate base growth from Energizing the Future program ▪ Other +$0.01: Due to lower revolver borrowings ▪ Special Items: In 2Q22 and 2Q21, special items totaled $0.00 per share and $0.01 per share, respectively Corporate / Other (Corp) ▪ Investments +$0.05: Primarily due to higher earnings from legacy, commodity-based investments ▪ Other +$0.04: Primarily due to lower interest expense from the early redemption of FE Corp notes (+$0.02), the impact of higher discrete tax benefits (+$0.01), and lower other expenses (+$0.01) ▪ Special Items: In 2Q22 and 2Q21, special items totaled $0.19 per share and $0.47 per share, respectively *Commercial includes street lighting. Strategic & Financial Highlights – Published July 26, 202215

YTD June Summary

	2022	2021	Change
GAAP Earnings Per Basic Share	**$0.83**	**$0.72**	**$0.11**
Special Items	$0.29	$0.56	$(0.27)
Operating (Non-GAAP) Earnings Per Share	**$1.12**	**$1.28**	**$(0.16)**

YTD June Reconciliation

EPS Variance Analysis (in millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
2021 Earnings (Loss) Attributable to FirstEnergy Corp. (GAAP)	**$587**	**$225**	**$(419)**	**$393**
2021 Basic Earnings (Loss) Per Share (avg. shares outstanding 544M)	**$1.08**	**$0.41**	**$(0.77)**	**$0.72**
Special Items - 2021				
Regulatory charges	0.04	0.01	—	0.05
State tax legislative changes	—	—	0.02	0.02
Investigation and other related costs	—	—	0.49	0.49
Total Special Items - 2021	0.04	0.01	0.51	0.56
2021 Operating Earnings (Loss) Per Share - Non-GAAP	**$1.12**	**$0.42**	**$(0.26)**	**$1.28**
Accounting policy changes	(0.10)	—	—	(0.10)
Ohio rate credits	(0.05)	—	—	(0.05)
Equity financing transactions	(0.05)	(0.02)	—	(0.07)
2021 Pro Forma EPS	$0.92	$0.40	$(0.26)	$1.06
Investments	0.02	0.03	0.07	0.12
Customer demand	(0.01)	—	—	(0.01)
O&M	(0.07)	—	—	(0.07)
Other	(0.02)	0.01	0.03	0.02
2022 Operating Earnings (Loss) Per Share - Non-GAAP	**$0.84**	**$0.44**	**$(0.16)**	**$1.12**
Special Items - 2022				
Regulatory charges	(0.01)	—	—	(0.01)
Debt related costs	—	—	(0.23)	(0.23)
Strategic transaction charges	—	—	(0.01)	(0.01)
FE Forward cost to achieve	(0.01)	—	—	(0.01)
Investigation and other related costs	—	—	(0.03)	(0.03)
Total Special Items - 2022	(0.02)	—	(0.27)	(0.29)
2022 Basic Earnings (Loss) Per Share (avg. shares outstanding 571M)	**$0.82**	**$0.44**	**$(0.43)**	**$0.83**
2022 Earnings (Loss) Attributable to FirstEnergy Corp. (GAAP)	**$467**	**$248**	**$(240)**	**$475**

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in 2022 and 2021.

Note: Refer to slide 3 for information on Non-GAAP Financial Matters.

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Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

Earnings Drivers: YTD June 2022 vs. YTD June 2021 Regulated Distribution (RD) ▪ Accounting policy changes ($0.10): Due to lower capitalization of vegetation management spend ($0.06) and corporate support costs ($0.04) ▪ Ohio rate credits ($0.05): Resulting from the 4Q21 unanimous settlement to provide FE's Ohio customers with a total of $80M in prospective rate reductions in 2022 ▪ Equity financing transactions ($0.05): Due to higher average shares outstanding (571M vs. 544M YTD June 2021) ▪ Investments +$0.02: Higher rider revenues from capital investment programs in Ohio, Pennsylvania, and New Jersey ▪ Customer Demand ($0.01): Primarily due to an unfavorable mix of weather-adjusted sales, partially offset by higher weather-related usage ▪ O&M ($0.07): Primarily due to higher planned maintenance & inspections programs ($0.03), planned generation outage spend ($0.02), and other expenses ($0.02) ▪ Other ($0.02): Primarily due to higher pension expense ($0.02) and depreciation expense ($0.02), partially offset by lower general taxes, capitalized interest and other expenses ▪ Special Items: In YTD22 and YTD21, special items totaled $0.02 per share and $0.04 per share, respectively Regulated Transmission (RT) ▪ Equity financing transactions ($0.02): Due to higher average shares outstanding ($0.01) and FET minority interest sale, which closed on 5/31/2022 ($0.01) ▪ Investments +$0.03: Due to continued formula rate base growth from Energizing the Future program ▪ Other +$0.01: Primarily due to lower net financing costs ▪ Special Items: In YTD22 and YTD21, special items totaled $0.00 per share and $0.01 per share, respectively Corporate / Other (Corp) ▪ Investments +$0.07: Primarily due to higher earnings from legacy, commodity-based investments ▪ Other +$0.03: Primarily due to lower interest expense from the early redemption of FE Corp notes (+$0.04) and the impact of higher discrete tax benefits (+$0.02), partially offset by higher other expenses ($0.03) ▪ Special Items: In YTD22 and YTD21, special items totaled $0.27 per share and $0.51 per share, respectively (1.1)% 3.3% 2.5% 1.3% Residential Commercial* Industrial Total Y-o-Y Weather-Adjusted Distribution Deliveries *Commercial includes street lighting. Y-o-Y Actual Distribution Deliveries 0.4% 4.6% 2.5% 2.2% Residential Commercial* Industrial Total Strategic & Financial Highlights – Published July 26, 202217

Special Items Descriptions ▪ Regulatory charges: Primarily reflects the impact of regulatory agreements, proceedings, audits, concessions or orders requiring certain commitments, refunds, and/or disallowing the recoverability of costs, net of related credits. ▪ Debt-related costs: Primarily reflects costs associated with the redemption and early retirement of debt. ▪ State Tax Legislative Changes: Primarily reflects charges resulting from state tax legislative changes. ▪ Strategic transaction charges: Primarily reflects the remeasurement of certain deferred tax assets associated with the FET minority asset sale. ▪ Investigation and other related costs (credits): Primarily reflects the DPA penalty, litigation settlements and reserves, and legal and advisory expenses related to the government investigations. ▪ Exit of generation: Primarily reflects charges resulting from the exit of competitive operations. ▪ FE Forward cost to achieve: Primarily reflects certain advisory costs incurred to transform the company for the future. Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating, the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Strategic & Financial Highlights – Published July 26, 202218

2nd Quarter 2022

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 2,374	$ 440	$ (37)	$ 2,777	$ —	$ 1 (a)	$ —	$ 1	$ 2,374	$ 441	$ (37)	$ 2,778
(2)	Other	52	1	(12)	41	—	—	—	—	52	1	(12)	41
(3)	Total Revenues	2,426	441	(49)	2,818	—	1	—	1	2,426	442	(49)	2,819
(4)	Fuel	190	—	—	190	—	—	—	—	190	—	—	190
(5)	Purchased power	797	—	5	802	—	—	—	—	797	—	5	802
(6)	Other operating expenses	850	91	(45)	896	(5) (b)	—	(17) (b) (c) (e)	(22)	845	91	(62)	874
(7)	Provision for depreciation	242	87	19	348	—	—	—	—	242	87	19	348
(8)	Deferral of regulatory assets, net	(127)	(2)	—	(129)	(1) (a)	—	—	(1)	(128)	(2)	—	(130)
(9)	General taxes	192	61	11	264	—	—	—	—	192	61	11	264
(11)	Total Operating Expenses	2,144	237	(10)	2,371	(6)	—	(17)	(23)	2,138	237	(27)	2,348
(12)	Operating Income (Loss)	282	204	(39)	447	6	1	17	24	288	205	(22)	471
(13)	Debt redemption costs	—	—	(118)	(118)	—	—	118 (d)	118	—	—	—	—
(14)	Miscellaneous income, net	94	7	59	160	—	—	—	—	94	7	59	160
(15)	Interest expense	(128)	(55)	(82)	(265)	—	—	5 (d)	5	(128)	(55)	(77)	(260)
(16)	Capitalized financing costs	6	11	—	17	—	—	—	—	6	11	—	17
(17)	Total Other Expense	(28)	(37)	(141)	(206)	—	—	123	123	(28)	(37)	(18)	(83)
(18)	Income (Loss) Before Income Taxes (Benefits)	254	167	(180)	241	6	1	140	147	260	168	(40)	388
(19)	Income taxes (benefits)	52	39	(42)	49	3 (a) (b)	— (a)	29 (b)-(e)	32	55	39	(13)	81
(20)	Net Income (Loss)	$ 202	$ 128	$ (138)	$ 192	$ 3	$ 1	$ 111	$ 115	$ 205	$ 129	$ (27)	$ 307
(21)	Income attributable to noncontrolling interest	—	5	—	5	—	—	—	—	—	5	—	5
(22)	Earnings (Loss) Attributable to FirstEnergy Corp.	$ 202	$ 123	$ (138)	$ 187	$ 3	$ 1	$ 111	$ 115	$ 205	$ 124	$ (27)	$ 302
(23)	Average Shares Outstanding		571				571				571		
(24)	Earnings (Loss) per Share	$ 0.35	$ 0.22	$ (0.24)	$ 0.33	$ 0.01	$ —	$ 0.19	$ 0.20	$ 0.36	$ 0.22	$ (0.05)	$ 0.53

Special Items (after-tax impact):

	RD	RT	Corp	FE
(a) Regulatory charges	$ —	$ 1	$ —	$ 1
(b) FE Forward cost to achieve	3	—	1	4
(c) Investigation and other related costs	—	—	10	10
(d) Debt related costs	—	—	97	97
(e) Exit of generation	—	—	3	3
Impact to Earnings	$ 3	$ 1	$ 111	$ 115

19

Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

2nd Quarter 2021

	(in millions, except for per share amounts)	GAAP RD	GAAP RT	GAAP Corp	GAAP FE	Special Items RD	Special Items RT	Special Items Corp	Special Items FE	Operating (Non-GAAP) RD	Operating (Non-GAAP) RT	Operating (Non-GAAP) Corp	Operating (Non-GAAP) FE
(1)	Electric sales	$ 2,209	$ 411	$ (36)	$ 2,584	$ 1 (a)	$ —	$ —	$ 1	$ 2,210	$ 411	$ (36)	$ 2,585
(2)	Other	49	8	(19)	38	—	—	—	—	49	8	(19)	38
(3)	Total Revenues	2,258	419	(55)	2,622	1	—	—	1	2,259	419	(55)	2,623
(4)	Fuel	112	—	—	112	—	—	—	—	112	—	—	112
(5)	Purchased power	609	—	5	614	—	—	—	—	609	—	5	614
(6)	Other operating expenses	696	79	(57)	718	(2) (b)	—	(19) (b) (d)	(21)	694	79	(76)	697
(7)	Provision for depreciation	229	77	17	323	—	—	—	—	229	77	17	323
(8)	Amortization of regulatory assets, net	43	6	—	49	—	—	—	—	43	6	—	49
(9)	General taxes	192	62	10	264	—	—	—	—	192	62	10	264
(10)	DPA penalty	—	—	230	230	—	—	(230) (d)	(230)	—	—	—	—
(11)	Total Operating Expenses	1,881	224	205	2,310	(2)	—	(249)	(251)	1,879	224	(44)	2,059
(12)	Operating Income (Loss)	377	195	(260)	312	3	—	249	252	380	195	(11)	564
(13)	Miscellaneous income, net	88	11	9	108	—	5 (a)	—	5	88	16	9	113
(14)	Interest expense	(131)	(63)	(93)	(287)	—	—	—	—	(131)	(63)	(93)	(287)
(15)	Capitalized financing costs	11	10	—	21	—	—	—	—	11	10	—	21
(16)	Total Other Expense	(32)	(42)	(84)	(158)	—	5	—	5	(32)	(37)	(84)	(153)
(17)	Income (Loss) Before Income Taxes (Benefits)	345	153	(344)	154	3	5	249	257	348	158	(95)	411
(18)	Income taxes (benefits)	71	37	(12)	96	— (a)-(c)	(1) (a)	(4) (b)-(d)	(5)	71	36	(16)	91
(19)	Net Income (Loss)	$ 274	$ 116	$ (332)	$ 58	$ 3	$ 6	$ 253	$ 262	$ 277	$ 122	$ (79)	$ 320
(20)	Average Shares Outstanding		544				544				544		
(21)	Earnings (Loss) per Share	$ 0.51	$ 0.21	$ (0.61)	$ 0.11	$ —	$ 0.01	$ 0.47	$ 0.48	$ 0.51	$ 0.22	$ (0.14)	$ 0.59

Special Items (after-tax impact):

	RD	RT	Corp	FE
(a) Regulatory charges	$ 1	$ 6	$ —	$ 7
(b) FE Forward costs	1	—	1	2
(c) State tax legislative changes	1	—	8	9
(d) Investigation and other related costs	—	—	244	244
Impact to Earnings	$ 3	$ 6	$ 253	$ 262

20

Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

2nd Quarter 2022 vs 2nd Quarter 2021

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 165	$ 29	$ (1)	$ 193	$ (1)	$ 1	$ —	$ —	$ 164	$ 30	$ (1)	$ 193
(2)	Other	3	(7)	7	3	—	—	—	—	3	(7)	7	3
(3)	Total Revenues	168	22	6	196	(1)	1	—	—	167	23	6	196
(4)	Fuel	78	—	—	78	—	—	—	—	78	—	—	78
(5)	Purchased power	188	—	—	188	—	—	—	—	188	—	—	188
(6)	Other operating expenses	154	12	12	178	(3)	—	2	(1)	151	12	14	177
(7)	Provision for depreciation	13	10	2	25	—	—	—	—	13	10	2	25
(8)	Amortization (deferral) of regulatory assets, net	(170)	(8)	—	(178)	(1)	—	—	(1)	(171)	(8)	—	(179)
(9)	General taxes	—	(1)	1	—	—	—	—	—	—	(1)	1	—
(10)	DPA penalty	—	—	(230)	(230)	—	—	230	230	—	—	—	—
(11)	Total Operating Expenses	263	13	(215)	61	(4)	—	232	228	259	13	17	289
(12)	Operating Income (Loss)	(95)	9	221	135	3	1	(232)	(228)	(92)	10	(11)	(93)
(13)	Debt redemption costs	—	—	(118)	(118)	—	—	118	118	—	—	—	—
(14)	Miscellaneous income, net	6	(4)	50	52	—	(5)	—	(5)	6	(9)	50	47
(15)	Interest expense	3	8	11	22	—	—	5	5	3	8	16	27
(16)	Capitalized financing costs	(5)	1	—	(4)	—	—	—	—	(5)	1	—	(4)
(17)	Total Other Expense	4	5	(57)	(48)	—	(5)	123	118	4	—	66	70
(18)	Income (Loss) Before Income Taxes (Benefits)	(91)	14	164	87	3	(4)	(109)	(110)	(88)	10	55	(23)
(19)	Income taxes (benefits)	(19)	2	(30)	(47)	3	1	33	37	(16)	3	3	(10)
(22)	Net Income (Loss)	$ (72)	$ 12	$ 194	$ 134	$ —	$ (5)	$ (142)	$ (147)	$ (72)	$ 7	$ 52	$ (13)
(23)	Income attributable to noncontrolling interest	—	5	—	5	—	—	—	—	—	5	—	5
(24)	Earnings (Loss) Attributable to FirstEnergy Corp.	$ (72)	$ 7	$ 194	$ 129	$ —	$ (5)	$ (142)	$ (147)	$ (72)	$ 2	$ 52	$ (18)
(25)	Average Shares Outstanding		27				27				27		
(26)	Earnings (Loss) per Share	$ (0.16)	$ 0.01	$ 0.37	$ 0.22	$ 0.01	$ (0.01)	$ (0.28)	$ (0.28)	$ (0.15)	$ —	$ 0.09	$ (0.06)

21 Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

YTD June 2022

	(in millions, except for per share amounts)	GAAP RD	GAAP RT	GAAP Corp	GAAP FE
(1)	Electric sales	$ 4,906	$ 891	$ (76)	$ 5,721
(2)	Other	109	3	(26)	86
(3)	Total Revenues	5,015	894	(102)	5,807
(4)	Fuel	330	—	—	330
(5)	Purchased power	1,667	—	10	1,677
(6)	Other operating expenses	1,648	181	(113)	1,716
(7)	Provision for depreciation	477	173	38	688
(8)	Deferral of regulatory assets, net	(165)	(1)	—	(166)
(9)	General taxes	407	127	22	556
(10)	Total Operating Expenses	4,364	480	(43)	4,801
(11)	Operating Income (Loss)	651	414	(59)	1,006
(12)	Debt redemption costs	—	—	(156)	(156)
(13)	Miscellaneous income, net	179	13	74	266
(14)	Interest expense	(257)	(114)	(169)	(540)
(15)	Capitalized financing costs	15	20	1	36
(16)	Total Other Expense	(63)	(81)	(250)	(394)
(17)	Income (Loss) Before Income Taxes (Benefits)	588	333	(309)	612
(18)	Income taxes (benefits)	121	80	(69)	132
(19)	Net Income (Loss)	$ 467	$ 253	$ (240)	$ 480
(20)	Income attributable to noncontrolling interest	—	5	—	5
(21)	Earnings (Loss) Attributable to FirstEnergy Corp.	$ 467	$ 248	$ (240)	$ 475
(22)	Average Shares Outstanding	571			
(23)	Earnings (Loss) per Share	$ 0.82	$ 0.44	$ (0.43)	$ 0.83

		Special Items RD	Special Items RT	Special Items Corp	Special Items FE	Operating (Non-GAAP) RD	Operating (Non-GAAP) RT	Operating (Non-GAAP) Corp	Operating (Non-GAAP) FE
(1)	Electric sales	$ —	$ 3 (a)	$ —	$ 3	$ 4,906	$ 894	$ (76)	$ 5,724
(2)	Other	—	—	—	—	109	3	(26)	86
(3)	Total Revenues	—	3	—	3	5,015	897	(102)	5,810
(4)	Fuel	—	—	—	—	330	—	—	330
(5)	Purchased power	—	—	—	—	1,667	—	10	1,677
(6)	Other operating expenses	(6) (a) (b)	—	(26) (b) (c) (e)	(32)	1,642	181	(139)	1,684
(7)	Provision for depreciation	—	—	—	—	477	173	38	688
(8)	Deferral of regulatory assets, net	(8) (a)	—	—	(8)	(173)	(1)	—	(174)
(9)	General taxes	—	—	—	—	407	127	22	556
(10)	Total Operating Expenses	(14)	—	(26)	(40)	4,350	480	(69)	4,761
(11)	Operating Income (Loss)	14	3	26	43	665	417	(33)	1,049
(12)	Debt redemption costs	—	—	156 (d)	156	—	—	—	—
(13)	Miscellaneous income, net	—	—	—	—	179	13	74	266
(14)	Interest expense	—	—	7 (d)	7	(257)	(114)	(162)	(533)
(15)	Capitalized financing costs	—	—	—	—	15	20	1	36
(16)	Total Other Expense	—	—	163	163	(63)	(81)	(87)	(231)
(17)	Income (Loss) Before Income Taxes (Benefits)	14	3	189	206	602	336	(120)	818
(18)	Income taxes (benefits)	4 (a) (b)	1 (a)	34 (b)-(f)	39	125	81	(35)	171
(19)	Net Income (Loss)	$ 10	$ 2	$ 155	$ 167	$ 477	$ 255	$ (85)	$ 647
(20)	Income attributable to noncontrolling interest	—	—	—	—	—	5	—	5
(21)	Earnings (Loss) Attributable to FirstEnergy Corp.	$ 10	$ 2	$ 155	$ 167	$ 477	$ 250	$ (85)	$ 642
(22)	Average Shares Outstanding	571				571			
(23)	Earnings (Loss) per Share	$ 0.02	$ —	$ 0.27	$ 0.29	$ 0.84	$ 0.44	$ (0.16)	$ 1.12

Special Items (after-tax impact):

	RD	RT	Corp	FE
(a) Regulatory charges	$ 6	$ 2	$ —	$ 8
(b) FE Forward cost to achieve	4	—	1	5
(c) Investigation and other related costs	—	—	16	16
(d) Debt related costs	—	—	129	129
(e) Exit of generation	—	—	3	3
(f) Strategic transaction charges	—	—	6	6
Impact to Earnings	$ 10	$ 2	$ 155	$ 167

22

Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

YTD June 2021

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 4,525	$ 812	$ (70)	$ 5,267	$ 27 (a)	$ —	$ —	$ 27	$ 4,552	$ 812	$ (70)	$ 5,294
(2)	Other	103	12	(34)	81	—	—	—	—	103	12	(34)	81
(3)	Total Revenues	4,628	824	(104)	5,348	27	—	—	27	4,655	824	(104)	5,375
(4)	Fuel	230	—	—	230	—	—	—	—	230	—	—	230
(5)	Purchased power	1,323	—	9	1,332	—	—	—	—	1,323	—	9	1,332
(6)	Other operating expenses	1,424	146	(100)	1,470	(3) (b)	—	(42) (b) (d)	(45)	1,421	146	(142)	1,425
(7)	Provision for depreciation	455	158	33	646	—	—	—	—	455	158	33	646
(8)	Amortization of regulatory assets, net	130	11	—	141	—	—	—	—	130	11	—	141
(9)	General taxes	393	124	20	537	—	—	—	—	393	124	20	537
(10)	DPA penalty	—	—	230	230	—	—	(230) (d)	(230)	—	—	—	—
(11)	Gain on sale of Yards Creek	(109)	—	—	(109)	—	—	—	—	(109)	—	—	(109)
(12)	Total Operating Expenses	3,846	439	192	4,477	(3)	—	(272)	(275)	3,843	439	(80)	4,202
(13)	Operating Income (Loss)	782	385	(296)	871	30	—	272	302	812	385	(24)	1,173
(14)	Miscellaneous income, net	195	22	26	243	—	5 (a)	—	5	195	27	26	248
(15)	Interest expense	(259)	(124)	(189)	(572)	—	—	—	—	(259)	(124)	(189)	(572)
(16)	Capitalized financing costs	22	12	—	34	—	—	—	—	22	12	—	34
(17)	Total Other Expense	(42)	(90)	(163)	(295)	—	5	—	5	(42)	(85)	(163)	(290)
(18)	Income (Loss) Before Income Taxes (Benefits)	740	295	(459)	576	30	5	272	307	770	300	(187)	883
(19)	Income taxes (benefits)	153	70	(40)	183	6 (a)-(c)	(1) (a)	1 (b)-(d)	6	159	69	(39)	189
(20)	Net Income (Loss)	$ 587	$ 225	$ (419)	$ 393	$ 24	$ 6	$ 271	$ 301	$ 611	$ 231	$ (148)	$ 694
(21)	Average Shares Outstanding	544				544				544			
(22)	Earnings (Loss) per Share	$ 1.08	$ 0.41	$ (0.77)	$ 0.72	$ 0.04	$ 0.01	$ 0.51	$ 0.56	$ 1.12	$ 0.42	$ (0.26)	$ 1.28

Special Items (after-tax impact):

	RD	RT	Corp	FE
(a) Regulatory charges	$ 21	$ 6	$ —	$ 27
(b) FE Forward costs	2	—	1	3
(c) State tax legislative changes	1	—	8	9
(d) Investigation and other related costs	—	—	262	262
Impact to Earnings	$ 24	$ 6	$ 271	$ 301

23

Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

YTD June 2022 vs YTD June 2021

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 381	$ 79	$ (6)	$ 454	$ (27)	$ 3	$ —	$ (24)	$ 354	$ 82	$ (6)	$ 430
(2)	Other	6	(9)	8	5	—	—	—	—	6	(9)	8	5
(3)	Total Revenues	387	70	2	459	(27)	3	—	(24)	360	73	2	435
(4)	Fuel	100	—	—	100	—	—	—	—	100	—	—	100
(5)	Purchased power	344	—	1	345	—	—	—	—	344	—	1	345
(6)	Other operating expenses	224	35	(13)	246	(3)	—	16	13	221	35	3	259
(7)	Provision for depreciation	22	15	5	42	—	—	—	—	22	15	5	42
(8)	Amortization (deferral) of regulatory assets, net	(295)	(12)	—	(307)	(8)	—	—	(8)	(303)	(12)	—	(315)
(9)	General taxes	14	3	2	19	—	—	—	—	14	3	2	19
(10)	Gain on sale of Yards Creek	109	—	—	109	—	—	—	—	109	—	—	109
(11)	Total Operating Expenses	518	41	(235)	324	(11)	—	246	235	507	41	11	559
(12)	Operating Income (Loss)	(131)	29	237	135	(16)	3	(246)	(259)	(147)	32	(9)	(124)
(13)	Debt redemption costs	—	—	(156)	(156)	—	—	156	156	—	—	—	—
(14)	Miscellaneous income, net	(16)	(9)	48	23	—	(5)	—	(5)	(16)	(14)	48	18
(15)	Interest expense	2	10	20	32	—	—	7	7	2	10	27	39
(16)	Capitalized financing costs	(7)	8	1	2	—	—	—	—	(7)	8	1	2
(17)	Total Other Expense	(21)	9	(87)	(99)	—	(5)	163	158	(21)	4	76	59
(18)	Income (Loss) Before Income Taxes (Benefits)	(152)	38	150	36	(16)	(2)	(83)	(101)	(168)	36	67	(65)
(19)	Income taxes (benefits)	(32)	10	(29)	(51)	(2)	2	33	33	(34)	12	4	(18)
(20)	Net Income (Loss)	$ (120)	$ 28	$ 179	$ 87	$ (14)	$ (4)	$ (116)	$ (134)	$ (134)	$ 24	$ 63	$ (47)
(21)	Income attributable to noncontrolling interest	—	5	—	5	—	—	—	—	—	5	—	5
(22)	Earnings (Loss) Attributable to FirstEnergy Corp.	$ (120)	$ 23	$ 179	$ 82	$ (14)	$ (4)	$ (116)	$ (134)	$ (134)	$ 29	$ 63	$ (42)
(23)	Average Shares Outstanding		27				27				27		
(24)	Earnings (Loss) per Share	$ (0.26)	$ 0.03	$ 0.34	$ 0.11	$ (0.02)	$ (0.01)	$ (0.24)	$ (0.27)	$ (0.28)	$ 0.02	$ 0.10	$ (0.16)

24 Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

Quarterly Support & Guidance Strategic & Financial Highlights – Published July 26, 2022 26. 2022 Key Priorities 27. 2022 Regulatory Calendar 28. TTM RD ROEs – by State 29. TTM Actual Sales by Class 30. TTM Weather-Adjusted Sales 31. TTM Weather Impacts 32. Credit Ratings Summary 33. Credit Profile 34. Debt Maturities Schedule Pension/OPEB Supplement Information 35. Pension/OPEB Summary 36. Pension/OPEB Cost (Credit) Details – 2022F TABLE OF CONTENTS (Slide) 37. Financial Guidance Overview 38. Sustainable Investment Plan (2021-2025) 39. Investment Plan Summary 40. Rate Base Summary 41. Targeting 6-8% Annual Operating EPS Growth 42. 2022 Operating EPS Guidance 43. 2021-2025 Financing Plan 44. 2021-2025 Cash Flow and Debt Projections 45. Dividend Overview 46. Long-Term Load Forecast 47. 2022 Guidance Sensitivities 48. 2021 GAAP to Operating (Non-GAAP) Earnings Reconciliation 49. 2022F GAAP to Operating (Non-GAAP) Earnings Reconciliation 50. 2021-2022 Special Items Descriptions 25

2022 Key Priorities

Compliance

- Continuing to build a more centralized and robust compliance organization under the leadership of the Chief Ethics and Compliance Officer
- Updating and refining processes, policies and controls
- Creating multiple channels for incident reporting and developing thorough and objective processes to investigate and address incidents of misconduct
- Seeking continuous improvement by monitoring, benchmarking and independent assessment of the program
- Integrating Governance, Risk, and Compliance tool to be a central repository for document management and case management

Financial

- Operating EPS guidance range of $2.30 - $2.50[1]
- Cash from Operations guidance of $2.6B - $3.0B
- Investment plan of $3.3B
- Annual Dividend of $1.56/sh, subject to Board approval
- Close on FET minority interest sale and implement financing plan (closed on 5/31/22)
- Focused on achieving investment-grade credit metrics and ratings; on track to meet ~13% FFO/Debt in 2023

FE Forward

- Transform how we operate and enhance our organization
  - Simplify and implement best practices throughout our organization
  - Focus on customer experience
  - Improve organizational health and culture
- Focus on performance excellence
  - Invest in innovation and continuous improvement
  - Utilize data and analytics to drive efficient and better outcomes
  - Focus on effective and efficient operations
- Refocus our investment strategy
  - Reinvest capital efficiencies to support the energy transition
  - Focus on lowering operating costs to keep customer rates affordable
  - Improve cash from operations to enhance our credit profile

Regulatory

- Working through various Ohio HB6 related proceedings
- Preparing filings focused on sustainable investments that support the grid of the future and improve the customer experience
  - OH Grid Mod II (filed on 7/15/22)
  - NJ Medium-Heavy Duty EV Charging Program
- Working towards settlement and/or resolution
  - NJ AMI plan (approved)
  - NJ Light-Duty EV charging program (approved)
  - WV Solar filing (approved)
  - WV ELG fling
  - PE, MP, WPP Tx Formula Rate Cases
- Preparing for rate case activity
  - MD (early 2023)
  - WV (early 2023)
  - NJ (likely 2023)
  - OH (2024)

[1] See Slide 49 for GAAP to Non-GAAP earnings reconciliation

26 Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

2022 Regulatory Calendar

Select Proceedings

Jurisdiction	Key Dates
Ohio	
• DCR Audit (includes vendor payments, naming rights and agreement disclosure review[1])	Vendor payments report filed on 8/3/21; Naming rights report filed 11/19/21; Awaiting further PUCO action
• Corporate Separation Audit	Audit Report filed 9/13/21; Evidentiary Hearing date to be determined
• DMR Review Audit	Audit report filed on 1/14/22; Comments filed on 4/19/22
• Political and Charitable Spend Audit	Marcum LLP selected by PUCO as third-party auditor
• OH Grid Mod II	Application filed 7/15/22
Pennsylvania	
• PA Management Audit	Final Report issued June 2022
• Default Service Program VI Filing (DSP VI)	Settlement filed 4/20/22; ALJ Recommended Decision 6/29/22
New Jersey	
• Light-Duty EV Charging Infrastructure Program	Settlement approved by the BPU on 6/8/22
• NJ BPU Management Audit	Phase II Report being drafted
West Virginia	
• Solar Generation Projects Proceeding	Order issued 4/21/22; 85% subscription needed before construction and Commission approval of surcharge
• ELG Environmental Compliance Projects Proceeding	Filed 12/17/21; Hearings 8/10 & 8/11/22
• Interim ENEC Rate Increase	Filed 3/14/22; Order issued 5/17/22 approving $94M increase
Maryland	
• Commission Investigation into Ohio-Related Activities	Comments from other parties filed 2/18/22 Responses filed 3/11/22; Surreply filed 4/7/22
FERC	
• FERC Audit	Report filed 2/4/22; Compliance Phase Ongoing
• WPP, MP, and PE Transmission Formula Rate Settlement Discussions	Ongoing
• OCC v ATSI, Complaint regarding ROE Adder	Ongoing

[1] Agreement disclosure review is stayed

27 Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

RD Segment – State ROEs TTM 6/30/2022 Strategic & Financial Highlights – Published July 26, 2022 Key Common Regulatory Adjustments ■ Actual revenue, not weather normalized ■ Income taxes calculated using statutory rates, consistent with practice used in base rate case filings ■ Pension/OPEB (i.e., expected return in assets, interest costs) adjusted for jurisdictional ratemaking treatment ROE Projections Absent base rate increases, ROEs for most jurisdictions expected to decrease: ■ Growth in rate base and associated expenses due to incremental capital investments ■ Projected increase in equity capitalization rates due to deployment of equity financing proceeds ■ Accounting changes(3) – capital to expense: – Vegetation management (~$90M annual) – Corporate support (~$60M annual) (1) Calculated using allowed capital structure for OH, actual capital structure for PA, WV & MD and actual capital structure for NJ (adjusted for Goodwill) – consistent methodology as the last base rate case and/or quarterly earnings reports, as applicable (2) Includes generation and transmission (3) Amounts estimated, rounded to the nearest $10M and assumed in 2022 earnings guidance; corporate support subject to completion of time study Rate base at 6/30/22 $4.1B $6.1B $2.9B $3.2B $0.5B Equity/Total Capitalization(1) 49% 53% 50% 46% 53% ROE EPS Sensitivity +/- 1% ~$0.03 ~$0.05 ~$0.02 ~$0.03 ~$0.01 11.1% 8.9% 7.4% 7.9% 8.7% 8.7% 8.1% 7.1% 7.6% 7.3% 0% 5% 10% 15% OH PA NJ WV MD (2) TTM Pro forma ROE (includes 12 months of accounting changes(3) and 2022 Ohio rate credits) Actual TTM ROE (includes 6 months of accounting changes and 2022 Ohio rate credits) 28

(MWh in thousands) 3Q20 3Q21 4Q20 4Q21 1Q21 1Q22 2Q21 2Q22 TTM 2Q21 TTM 2Q22 Residential 16,091 15,652 12,919 12,735 14,890 15,213 12,347 12,146 56,247 55,746 Commercial 9,589 9,785 8,495 8,594 8,631 9,291 8,590 8,716 35,305 36,385 Industrial 13,560 14,018 12,916 13,368 13,257 13,583 13,384 13,711 53,117 54,680 Total 39,240 39,455 34,330 34,697 36,778 38,087 34,321 34,573 144,669 146,812 Sales by Class Percent change vs. prior year Strategic & Financial Highlights – Published July 26, 2022 Commercial includes street lighting -2.7% -1.4% 2.2% -1.6% -0.9% 2.0% 1.2% 7.6% 1.5% 3.1% 3.4% 3.5% 2.5% 2.4% 2.9% 0.5% 1.1% 3.6% 0.7% 1.5% 3Q21 4Q21 1Q22 2Q22 TTM Residential Commercial Industrial Total 29

(MWh in thousands) 3Q20 3Q21 4Q20 4Q21 1Q21 1Q22 2Q21 2Q22 TTM 2Q21 TTM 2Q22 Residential 15,157 15,200 13,418 13,220 15,397 15,170 11,861 11,796 55,833 55,386 Commercial 9,360 9,672 8,631 8,753 8,853 9,265 8,466 8,627 5,310 36,317 Industrial 13,533 14,018 12,942 13,368 13,258 13,583 13,384 13,711 53,117 54,680 Total 38,050 38,890 34,991 35,341 37,508 38,018 33,711 34,134 144,259 146,383 Weather-Adjusted Sales by Class Percent change vs. prior year Strategic & Financial Highlights – Published July 26, 2022 l Commercial includes street lighting 0.3% -1.5% -1.5% -0.6% -0.8% 3.3% 1.4% 4.7% 1.9% 2.9% 3.6% 3.3% 2.5% 2.4% 2.9% 2.2% 1.0% 1.4% 1.3% 1.5% 3Q21 4Q21 1Q22 2Q22 TTM Residential Commercial Industrial Total 30

Weather Impacts Strategic & Financial Highlights – Published July 26, 2022 0 100 200 300 400 500 1,400 1,150 900 650 400 150 Jul-21 Aug-21 Sep-21 Oct-21 Nov-21 Dec-21 Jan-22 Feb-22 Mar-22 Apr-22 May-22 Jun-22 HDD CDD HDD Norm CDD Norm OH PA NJ WV MD Total Days % Days % Days % Days % Days % Days % 2Q22 HDD vs Normal -46 -7% 2 0% -44 -9% 8 2% 9 2% -21 -4% HDD vs 2Q21 -52 -8% -37 -6% 0 0% -82 -14% 5 1% -37 -6% CDD vs Normal 92 37% 0 0% 40 12% 33 12% -19 -5% 40 15% CDD vs 2Q21 9 3% -43 -15% -42 -10% 15 5% -45 -12% -20 -6% 31

Credit Ratings

As of July 22, 2022

	Issuer/Corporate Family			Senior Secured			Senior Unsecured			Outlook/Watch		
	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch
FirstEnergy Corp.(*)	BBB-	Ba1	BBB-				BB+	Ba1	BBB-	S	P	S
Allegheny Generating Co.	BB+	Baa2	BBB							S	S	S
American Transmission Systems Inc.	BBB	A3	BBB				BBB	A3	BBB+	S	S	S
Cleveland Electric Illuminating	BBB	Baa2	BBB	A-	A3	A-	BBB	Baa2	BBB+	S	N	S
FirstEnergy Transmission(*)	BBB-	Baa2	BBB-				BB+	Baa2	BBB-	S	S	S
Jersey Central Power & Light	BBB	A3	BBB				BBB	A3	BBB+	S	S	S
Metropolitan Edison	BBB	A3	BBB				BBB	A3	BBB+	S	S	S
Mid-Atlantic Interstate Transmission	BBB	A3	BBB				BBB	A3	BBB+	S	S	S
Monongahela Power	BBB	Baa2	BBB	A-	A3	A-	BBB	Baa2		S	S	S
Ohio Edison	BBB	A3	BBB	A-	A1	A-	BBB	A3	BBB+	S	S	S
Pennsylvania Electric	BBB	Baa1	BBB				BBB	Baa1	BBB+	S	S	S
Pennsylvania Power	BBB	A3	BBB	A-	A1					S	S	S
Potomac Edison	BBB	Baa2	BBB	A-	A3	A-				S	S	S
Toledo Edison	BBB	Baa1	BBB	A-	A2	A-				S	N	S
Trans-Allegheny Interstate Line Co.	BBB	A3	BBB				BBB	A3	BBB+	S	S	S
West Penn Power	BBB	A3	BBB	A-	A1	A-				S	S	S

S = Stable
P = Positive
N = Negative

(*) = holding company
Shaded cells reflect non-investment grade ratings

Ratings are not recommendations to buy, sell, or hold securities. Ratings are subject to change or withdrawal at any time by the credit rating agencies.

Most recent ratings actions

- On July 22, 2022, Fitch issued one-notch upgrades on FE, FET, and all subsidiaries.
  - All companies are now investment grade with a Stable outlook
- On November 8, 2021, Moody's changed FE's outlook to Positive from Stable
  - Outlook changed at OE to Stable from Negative
- On November 8, 2021, S&P issued one-notch upgrade for FE and all subsidiaries
  - Outlook changed on FE, FET, and all subsidiaries to Stable from CreditWatch Positive

32 Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

Credit Profile

As of July 25, 2022

Focused on Investment-Grade ratings

- On track to meet 13% FFO-to-Debt in 2023; targeting mid-teens thereafter
- 2021-2025 Financing plan results in ~22% FE Corp. HoldCo % of total Balance Sheet debt by 2025
- Long-term aspiration to be a BBB company

S&P Global Ratings	BB+, Stable Outlook 12% FFO/Debt upgrade threshold[1]
Moody's	Ba1, Positive Outlook 12% CFO pre-WC/Debt upgrade threshold [2]
Fitch	BBB-, Stable Outlook 5.5x FFO Leverage upgrade threshold

(Senior Unsecured)

Strong Liquidity

- Available Liquidity: $4.5B, includes ~$200M of cash and cash equivalents
- $4.5B Revolving credit facilities; committed through October 18, 2026
  - ✓ In compliance with bank covenants

TOTAL: $4.5B


Tx Op Co's $850M
WV & MD $400M
NJ $500M
PA $950M
OH $800M
FE Corp & FET, LLC $1,000M

Utilities & Transmission Companies: 65% debt-to-capitalization ratio

FE Corp: 2.5x interest coverage ratio
FET, LLC: 75% debt-to-capitalization ratio

All Utilities and Transmission Companies are Investment-Grade at all 3 Rating Agencies

[1] S&P could raise the ratings on FE and its subsidiaries over the next 12-24 months if FE maintains FFO to debt of consistently above 12% or improves its management and governance. This could occur if FE reduces its leverage and demonstrates it can effectively manage its regulatory risk on a consistent basis. (6/24/22 Credit Opinion)

[2] Moody's rating upgrade could be considered if the regulatory environments in all of FE's jurisdictions remain stable and FE demonstrates more of a track record of implementing corporate governance and internal control changes and continues to improve its risk profile, both from a financial and corporate governance standpoint. Also, if FE's financial metrics improve, including CFO pre-WC to debt above 12%, a rating upgrade could be possible. (5/27/22 Credit Opinion)

33 Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

Consolidated Long-Term Debt Maturities As of June 30, 2022 Strategic & Financial Highlights – Published July 26, 2022 $20.7B FACE VALUE AVG RATES FEU FET CORP 4.54% 4.01% 4.15% AVG LENGTH FEU FET CORP 12yrs 11yrs 12yrs $M Excludes securitization bonds 3 0 0 1 ,2 0 0 4 5 0 6 5 0 4 5 0 7 7 5 1 ,0 0 5 3 0 0 7 0 0 1 2 5 8 5 0 6 0 0 5 2 5 1 0 0 6 0 0 2 0 0 2 9 5 2 5 5 3 7 5 5 0 4 5 1 0 0 5 0 2 5 0 1 ,2 2 5 7 5 1 ,1 0 0 1 0 0 1 0 0 8 7 5 1 2 5 8 0 0 7 5 5 0 0 3 0 0 3 0 0 1 ,5 0 0 1 ,0 5 0 7 8 5 7 1 6 8 5 0 - 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2 0 2 2 2 0 2 3 2 0 2 4 2 0 2 5 2 0 2 6 2 0 2 7 2 0 2 8 2 0 2 9 2 0 3 0 2 0 3 1 2 0 3 2 2 0 3 4 2 0 3 5 2 0 3 6 2 0 3 7 2 0 3 8 2 0 4 0 2 0 4 3 2 0 4 4 2 0 4 5 2 0 4 6 2 0 4 7 2 0 4 8 2 0 4 9 2 0 5 0 2 0 5 1 2 0 5 6 2 0 5 9 FEU FET FE Corp. 34

Pension/OPEB Summary

2020-2022F Financial Impacts

Income Statement Impacts

Pre-Tax $M, except EPS	2020	2021	2022F	Notes
Service Cost (post-capitalization)	$99	$97	$100	Benefits accrued during the year
Interest Cost	302	237	280	Beg. year PBO x discount rate (DR) for interest cost
EROA	(651)	(688)	(695)	7.5% EROA on Beg. year Assets
Amort. of Prior Cost (Credit)	(34)	(14)	(5)	
Net Periodic Benefit Costs (Credits) - Non-GAAP	($284)	($368)	($320)	
Illustrative EPS Impact (Credit) - Non-GAAP	**~($0.35)**	**~($0.45)**	**~($0.40)**	Assumes 571M shares and 22% ETR in all years

	2020	2021	
Mark-to-Market (Gain) / Loss	477	(382)	2022 mark-to-market will be recognized at YE 2022; impact excluded from Non-GAAP results
One-Time Termination Benefits	8	-	
Net Periodic Benefit Costs (Credits) - GAAP	$201	($750)	

Funded Status – Qualified Pension

$B	2020	2021	6/30/22	Key Impacts
PBO	$11.5	$11.0	$8.8	Benefits paid, Interest/Service costs, Actuarial loss/gain
Total Assets	$9.0	$9.0	$7.4	Benefits paid, ROA, Cash contributions
Underfunded Amount	$2.5	$2.0	$1.4	
Funded Status	78%	82%	84%	ROA, Actuarial loss/gain, Cash contributions
ROA	14.8%	7.6%	-15%	
Discount Rate (PBO)	2.7%	3.0%	4.8%	

Notes:
Service cost capitalization rate of 50%, 51%, and 47% in 2020-2022, respectively
2022F discount rate of 2.4% (weighted-average discount rate used to calculate interest cost)

This page is intended to provide a historical view of past pension disclosures

6-8% Long-term EPS growth forecast did not assume any pension/OPEB-related EPS growth (~flat at 2022 credit amount)

Impacts of 2022 actual ROA vs. EROA and changes to the discount rate are trued up in the YE 2022 MTM and are used to calculate the 2023 Net Cost (Credit)

Qualified pension funded status has improved to 84% YTD

No expected cash contribution requirements through 2024
(assuming 4.8% discount rate and 7.5% EROA in 2023 & beyond)

35 Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

Pension/OPEB Cost (Credit) Details 2022F by Segment Strategic & Financial Highlights – Published July 26, 202236 $M RD RT Corp FE Cons Service Cost, post-capitalization $85 $5 $10 $100 Interest Cost 210 15 60 280 Expected Return on Assets (560) (35) (100) (695) Amort. of Prior Cost (Credit) / Other 5 (10) - (5) Net Periodic Benefit Costs (Credits) - Non-GAAP ($265) ($25) ($30) ($320) Mark-to-Market (Gain) / Loss Net Periodic Benefit Costs (Credits) - GAAP ($265) ($25) ($30) ($320) Formula Rate Deferral for Future Recovery - 25 - 25 Pre-Tax P&L Impact (Income) ($265) $- ($30) ($295) EPS Impact (Credit) ($0.36) $- ($0.04) ($0.40) Recovery includes a 2-yr delayed impact from annual MTM adjustments (i.e. 2020 adjustment reflected in 2022 recovery) RD: Current recovery mechanisms vary by state RT: Formula rates provide mechanisms to recover or pass-back changes in pension expenses and credits, resulting in no earnings impact Corp: Reflects legacy competitive operations; Service company amounts are allocated to the RD and RT segments NJ/WV/MD: Service costs, non-service costs/credits, and amortization of cumulative net actuarial losses from MTM adjustments OH: Pension/OPEB service costs PA: 10-yr avg. of past Pension cash contributions; OPEB service costs

6% 55-65% 13%6-8% Financial Guidance Overview Long-Term Operating EPS Growth (Average Annual) Rate Base Growth through 2025 (Average Annual) Dividend Policy: Targeted Payout Ratio FFO-to-Debt Target (expect in 2023) LONG-TERM GUIDANCE 1.56/SH $2.30 - $2.50/sh 2022 Operating EPS Guidance(2) 2022 Investment Plan 2022 Dividend (subject to Board approval) 2022 GUIDANCE 3.3B 2022 Cash From Operations Guidance Sustainable Investment Plan 2021-2025 17B No Equity Needs(1) SIP/DRIP programs up to ~$100M/year $2.6 - $3.0 B (1) No equity needs beyond completed $3.4B transactions (announced in 2021) (2) See Slide 49 for GAAP to Non-GAAP earnings reconciliation Strategic & Financial Highlights – Published July 26, 202237

Sustainable Investment Plan (2021-2025)

~$17B

To strengthen the grid and enable the energy transition

60%+

Sustainable Investments

Plan includes $10B+ of sustainable investments

Grid Modernization & Resiliency: $8.6B

- OH Grid Modernization supporting distribution automation and volt/var optimization
- Rebuilding critical infrastructure in PA
- Hardening and making our transmission system more resilient through Energizing the Future

Conservation & Clean Energy Transition Enablement (1): $1.7B

- Two-thirds of our total customers will have smart meters by 2025[2]
- 100% of streetlights owned by FE converted to smart LEDs by 2030[2]
- EV Charging Station pilots ongoing in MD and NJ
- Pursuing 50MW blocks of solar capacity in WV
- Transmission upgrades to support incremental renewable generation
- Energy efficiency programs that help customers achieve cumulative reductions in electricity savings in excess of 7.5 million MWh between 2021 and 2025

Customer-Centric Growth (1): $6.5B

- Base reliability investments
- Vegetation management in WV
- Focus on economic development by attracting new business



39%
51%
10%
Grid Mod & Resiliency
Conservation & Clean Energy Transition
Customer-Centric Growth

(1) Includes capital-like investments that earn a return
(2) Subject to future regulatory approvals

Note: Does not include JCP&L's proposal to support NJ offshore wind projects

38 Strategic & Financial Highlights – Published July 26, 2022
FirstEnergy

Investment Plan Summary (2021-2025) ~$17B investment plan to strengthen the grid and enable the energy transition Increasing the percentage of formula rate investments; Targeting ~75% in 2025 Plan includes higher RT investments and refocused RD spend through FE Forward Notes: Includes capital-like investments that earn a return Numbers rounded to nearest $100M We expect to update the forecast over the period for items such as regulatory filings and approvals, and other changes $1.7 $1.8 $1.7 $1.8 $1.8 $1.1 $1.5 $1.6 $1.7 $1.8$0.09 $0.07 $0.05 $0.05 $0.05 2021A 2022F 2023F 2024F 2025F Corp/Other RT RD ~$3.3B $2.9B ~$3.4B ~$3.5B ~$3.6B $B % Formula ~65% ~70% ~70% ~75% ~75% Strategic & Financial Highlights – Published July 26, 202239

Rate Base Summary (2021-2025) Notes: Includes capital-like investments that earn a return We expect to update the forecast over the period for items such as regulatory filings and approvals, and other changes $B $16.2 $17.0 $17.6 $18.1 $18.7 $8.1 $8.9 $9.6 $10.6 $11.4 2021A 2022F 2023F 2024F 2025F RD RT ~$26B $24.3B ~$27B ~$29B ~$30B Strong rate base growth driven by ~$17B investment plan to strengthen the grid and enable the energy transition Rate Base growth excludes increasing CWIP balances of ~$1B to ~$2B that earn AFUDC Strategic & Financial Highlights – Published July 26, 202240

Targeting 6-8% Annual Operating EPS Growth Key Drivers to consider over time ▪ Investments & new rates ▪ Optimized operating expenses ▪ Customer demand and load trends (economy, electrification, post-pandemic impacts) ▪ Pension (asset performance & interest rates) ▪ Economic factors (GDP, inflation, interest rates) 2022 2023 2024 2025 Annually Post-2025 Long-Term Earnings Growth (Illustrative) +6-8% Targeted Operating EPS midpoint of ~$2.55-$2.60 $2.40/sh Strategic & Financial Highlights – Published July 26, 202241

2022 Operating EPS(1) Guidance 2021A Operating EPS(2) (545M shares) 2022 Guidance Range: $2.30 - $2.50 2022F Operating EPS Midpoint(2) (571M shares) (1) See Slide 3 for information on Non-GAAP Financial Matters (2) See Slides 48-49 or GAAP to Non-GAAP earnings reconciliation (3) Includes impact of $2.4B FET minority interest sale (closed 5/31/22) and $1B common equity issuance in December 2021 $2.60 2021 Revised Guidance Range $2.55 - 2.65 2022 Operating EPS Guidance range of $2.30 - $2.50 2021 Original Guidance Range $2.40 - 2.60 Note: 2022F ETR: Consolidated 21-24% 2021A ETR: Consolidated 20.5% RD 21% RT 23% ($0.30) $0.80 $1.90 $2.40 (midpoint) Regulated Distribution Regulated Transmission Corp/Other Key Segment Drivers RD RT Corp + + + Investments + + FE Forward - Ohio rate credits - Accounting policy changes - - + Equity financing transactions(3) ($0.48) $0.83 $2.25 Operating EPS Segment Ranges RD $1.84 – $1.96 RT $0.78 – $0.82 Corp ($0.32) – ($0.28) FE $2.30 – $2.50 Drivers unique to 2022 Strategic & Financial Highlights – Published July 26, 202242

2021-2025 Financing Plan ($B) Strategic & Financial Highlights – Published July 26, 2022 ~30% of investments funded with debt; allows for improved utility capital structures and stronger credit profiles prior to more active rate proceedings $2.4B FET minority interest sale (closed 2Q22) $1B common equity (closed in Dec. ‘21) $155M Yards Creek (closed in Mar. ‘21) FE Corp $850M (Jan. ‘22) $1.5B (Jun ‘22) Ohio utilities CEI $150M (Mar. ‘22) TE $25M (Feb. ‘22) Includes new debt issuances of $1.6B in ’21 and $0.6B in ’22 2022 Debt Financing Plan Refinance Total OE - $300M PP $100M $150M WPP $100M $300M Notes: 2021 debt financings included new debt of $500M at FET, LLC ~$15.7 ~$5.3 Results in ~22% FE Corp. HoldCo % of total Balance Sheet debt by 2025 ($5.5B of $25.0B) ~$3.5 ~($2.5) ~($17.0) ~$5.0 Cash Available For Common Dividend Growth, Minority Interest Distributions, and Other Deployment During this period, ~$5B of cash available for common dividend growth, minority interest distributions, and other deployment 43

2021-2025 Cash Flow & Debt Projections

($B)

Cash From Operations growth is primarily driven by continued formula investments and in line with earnings growth

Investment-grade credit profile supports ~$17B investment plan and sustainable earnings growth; on track to meet ~13% FFO/Debt in 2023

Projected Cash From Operations



2022 guidance range:
$2.6 - $3.0B
~6% Average annual growth
$1.4
$2.8
$2.8
$3.1
$3.4
$3.6
2020
2021
2022
2023
2024
2025

	2020	2021	2022	2023	2024	2025
Balance Sheet Debt (YE):	$24.5B	$23.9B	$21.7B	$22.9B	$24.0B	$25.0B

Primary Drivers (2021-2025)

- RT formula investments
- RD formula investments and new rates
- Regulatory accounting changes
- FE Forward efficiencies
- 2021 non-recurring, HB6 related costs

Notes:
2020 Cash from Operations includes settlement agreement and tax sharing payments to the FES debtors of ($978M) upon their emergence from bankruptcy on February 27, 2020
2020 Balance Sheet Debt includes $2.2B of short-term borrowings that were repaid in 2021
2021 Cash from Operations includes ~$300M of non-recurring costs, including the $230M payment under the Deferred Prosecution Agreement and investigation-related costs
Balance Sheet Debt amounts do not include rating agency adjustments such as unfunded pension liability (expected to decrease assuming annual EROA of 7.5% and/or higher interest rates)
Numbers rounded to the nearest $100M and assume midpoint of current forecast, which includes a range for expected cash flows of +/- 10% vs. midpoint for 2023-2025

44 Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

Dividend Overview Dividend payments are subject to declaration by the Board of Directors, which will consider the risks and uncertainties of the government investigations, among other matters $1.44/sh $1.52/sh $1.56/sh $1.56/sh $1.56/sh 2014-2018 2019 2020 2021 2022F Annual Dividends Per Share Expected Payout Ratio: 65%60% ■ Dividend yield of ~4% (as of 7/25/2022) ■ Sustained commitment to a strong dividend ■ Goal to resume dividend growth within the payout ratio, as earnings increase from 2022 base year Dividend Policy: 55-65% Targeted payout ratio Strategic & Financial Highlights – Published July 26, 202245

Long-Term Load Forecast

Weather-Adjusted; M MWHs

~3% increase in total load (2025 vs. 2021)

	'19A	'21A	'22F	'23F	'24F	'25F
Total	**147**	**145**	**148**	**148**	**150**	**149**
Res	54	56	55	54	55	54
Com	38	36	37	36	36	36
Ind	56	54	57	58	59	59

	Total			Residential			Commercial[1]			Industrial		
	'21A	'22F	% Chg	'21A	'22F	% Chg	'21A	'22F	% Chg	'21A	'22F	% Chg
Total	**145**	**148**	**2%**	**56**	**55**	**-1%**	**36**	**37**	**2%**	54	57	5%
OH	51	53	3%	18	17	-2%	14	14	4%	20	21	8%
PA	52	52	1%	19	19	-1%	8	8	1%	24	25	2%
WV	16	17	3%	6	6	-	4	4	-	7	7	6%
NJ	20	20	1%	10	10	-2%	8	8	2%	2	2	5%
MD	7	7	1%	3	3	-	2	2	1	1	2	7%

(1) Commercial includes street lighting

Note: Numbers may not add down and/or across due to rounding

Key Assumptions (embedded into load forecast)

- Structural shift between Res and Com driven by workplace flexibility
  - Lower demand for office space and higher demand for homes and larger home space
- Strong Industrial sales growth annually of ~1-5% through 2025
  - New customers / expansions driving growth for Primary Metals, Shale, Chemical sectors
  - WV oil & gas growth ~8%
- Minimal EV penetration through 2025

Key Drivers to consider over time

- Economic factors
- Energy efficiency adoption and mandate changes
- Customer growth
- Accelerated electrification (i.e., electric vehicles)
- Distributed generation adoption
- Post-pandemic impacts

46 Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

2022 Guidance Sensitivities
RD Segment

Weather Impact on Residential/Commercial Sales Volumes	
+ / - 80 HDD vs. normal (Dec-Mar)	~$0.01/share
+ / - 26 CDD vs. normal (June-Sept)	~$0.01/share

Estimated Impact of Annual Retail Sales Volumes	
+ / - 1% Change in Residential Deliveries	~$0.03/share
+ / - 1% Change in Commercial Deliveries	~$0.01/share
+ / - 1% Change in Industrial Deliveries	< $0.01/share


2021 Annual Base Distribution Revenues
83%
17%
19%
81%
9%
91%
61%
41%
Res.
Com.
Ind.
Total
Non-Energy Based
Volumetric

- ~80-90% of Commercial and Industrial revenues are based on fixed charges
- Residential class is more sensitive to changes in volume due to a higher percentage of volume-based revenues

47 Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

2021 GAAP to Operating (Non-GAAP) Earnings[1] Reconciliation

(In $M, except per share amounts)	2021 Actual			
	Regulated Distribution	Regulated Transmission	Corporate/ Other	FirstEnergy Consolidated
2021A Earnings Attributable to FirstEnergy Corp. (GAAP)	**$1,288**	**$408**	**($413)**	**$1,283**
2021A Earnings (Loss) Per Share (545M shares)	**$2.36**	**$0.75**	**($0.76)**	**$2.35**
Excluding Special Items:				
Regulatory Charges	$0.22	$0.08	–	$0.30
Asset Impairments	–	–	$0.01	$0.01
Exit of Generation	$0.02	–	($0.21)	($0.19)
State Tax Legislative Changes	–	–	$0.02	$0.02
Investigation and Other Related Costs	–	–	$0.58	$0.58
FE Forward Cost to Achieve	$0.01	–	–	$0.01
Mark-to-market adjustments – Pension/OPEB actuarial assumptions	($0.36)	–	($0.12)	($0.48)
Total Special Items	**($0.11)**	**$0.08**	**$0.28**	**$0.25**
2021A Operating Earnings (Loss) Per Share – Non-GAAP (545M shares)	**$2.25**	**$0.83**	**($0.48)**	**$2.60**

[1] Operating earnings exclude special items as described in the reconciliation table above and is a non-GAAP financial measure.

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29%.

48 Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

2022F GAAP to Operating (Non-GAAP) Earnings[1] Reconciliation

(In $M, except per share amounts)	2022F Regulated Distribution	2022F Regulated Transmission	2022F Corporate/ Other	2022F FirstEnergy Consolidated	3Q22F FirstEnergy Consolidated
2022F Earnings Attributable to FirstEnergy Corp. (GAAP)	**$1,040 – $1,110**	**$445 – $470**	**($245) – ($225)**	**$1,240 – $1,355**	**$400 – $455**
2022F Earnings (Loss) Per Share (571M shares)	**$1.82 – $1.94**	**$0.78 – $0.82**	**($0.43) – ($0.39)**	**$2.17 – $2.37**	**$0.70 – $0.80**
Excluding Special Items:					
Regulatory Charges	$0.01	–	-	$0.01	–
Debt-Related Costs	–	–	$0.23	$0.23	–
Strategic Transaction Charges	–	–	$0.01	$0.01	–
FE Forward Cost to Achieve	$0.01	–	–	$0.01	–
Investigation and Other Related Costs (Credits)	–	–	($0.13)	($0.13)	–
Total Special Items	**$0.02**	**$-**	**$0.11**	**$0.13**	**$-**
2022F Operating Earnings (Loss) Per Share – Non-GAAP (571M shares)	**$1.84 – $1.96**	**$0.78 – $0.82**	**($0.32) – ($0.28)**	**$2.30 – $2.50**	**$0.70 – $0.80**

(1) Operating earnings exclude special items as described in the reconciliation table above and is a non-GAAP financial measure.

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29%.

49

Strategic & Financial Highlights – Published July 26, 2022

FirstEnergy

2021-2022 Special Items(1) (1) Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. ■ Regulatory Charges – Primarily reflects the impact of regulatory agreements, proceedings, audits, concessions or orders requiring certain commitments, refunds, and/or disallowing the recoverability of costs, net of related credits. ■ Debt-Related Costs – Primarily reflects costs associated with the redemption and early retirement of debt and amendments to revolving credit facilities. ■ Asset Impairments – Primarily reflects charges resulting from non-cash asset impairments. ■ Exit of Generation – Primarily reflects charges or credits resulting from the exit of competitive operations, including retired generation facilities and adjustments related to the Energy Harbor bankruptcy settlement, and restructuring and strategic review costs. ■ State Tax Legislative Changes – Primarily reflects charges resulting from state tax legislative changes. ■ Strategic Transaction Charges – Primarily reflects the remeasurement of certain deferred tax assets associated with the FET minority asset sale. ■ FE Forward Cost to Achieve – Primarily reflects certain advisory costs incurred to transform the Company for the future. ■ Investigation and Other Related Costs (Credits) – Primarily reflects the DPA penalty, litigation settlements and reserves, and other legal and advisory expenses related to the government investigations. ■ Mark-to-market adjustments: Pension/OPEB actuarial assumptions – Primarily reflects the change in fair value of plan assets and net actuarial gains and losses associated with the Company's pension and other postemployment benefit plans. Strategic & Financial Highlights – Published July 26, 202250